UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):    February 1, 2006

MILLENNIUM PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-28494	04-3177038
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

40 Landsdowne Street
Cambridge, Massachusetts 02139
(Address of principal executive offices) (zip code)

(617)  679-7000
 (Registrant's telephone number, including area code)

Not applicable
 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On February 2, 2006, the Board of Directors of Millennium Pharmaceuticals, Inc. (the “Company”) approved the 2006 priority goals for the Company’s Success Sharing Bonus Program. The goals include: growing sales of VELCADE® (bortezomib) for Injection by a specified dollar amount; advancing the Company’s high-priority clinical molecules according to plan; advancing a specified number of target candidates to development candidate status; and managing the Company’s business to achieve specified financial results.

A summary of the Success Sharing Bonus Program is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 1, 2006, the Company’s Board of Directors elected Anthony H. Wild to serve as a Class III member of the Board of Directors of the Company for a term beginning on February 3, 2006 through the date of the 2008 Annual Meeting of Stockholders when the Class III directors’ terms expire. Dr. Wild was also elected to serve on the Audit Committee and the Research and Development Committee of the Board of Directors.

Dr. Wild is Chairman and Chief Executive Officer of MedPointe Pharmaceuticals, a privately held pharmaceutical company specializing in respiratory, allergy, central nervous system, cough-cold and pediatric products. He has approximately 30 years of experience in the global pharmaceutical industry. Prior to joining MedPointe, he served as Executive Vice President of Warner-Lambert and President of its Pharmaceutical Sector (until the company merged with Pfizer in 2000) with worldwide responsibility for Warner-Lambert’s pharmaceutical commercial operations and research and development. Prior to that he spent 22 years with Schering-Plough Corporation’s operations in six countries and began his career as a development chemist for Sandoz AG in Switzerland.

Dr. Wild is a member of the Board of Advisors to the Joseph L. Mailman School of Public Health at Columbia University, a Trustee of the Healthcare Institute of New Jersey, past Chairman of the International Section of Pharmaceutical Research and Manufacturers of America, and past Governor of the American Chamber of Commerce in Japan.

Dr. Wild graduated from the University of York with a B.A. honors degree in Chemistry and received a Ph.D. in Physical Chemistry from the University of Cambridge (Churchill College), both in the U.K.

Item    9.01    Financial Statements and Exhibits.

(c)	Exhibits

See Exhibit Index attached to this Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLENNIUM PHARMACEUTICALS, INC. (Registrant)
Date: February 6, 2006	By	/s/ MARSHA H. FANUCCI

Marsha H. Fanucci
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Description of Success Sharing Bonus Program of Millennium Pharmaceuticals, Inc.